STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 8, 2008

Job Number: C20080108-0988
Reference Number: 00001676988-55
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C28405-2004-001	Articles of Incorporation	5 Pages/1 Copies
C28405-2004-003	Articles of Merger	11 Pages/1 Copies
C28405-2004-004	Amendment	1 Pages/1 Copies
20070318302-46	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

C
FILED # 28405-04

OCT 19 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Alpha Nutraceuticals, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Paracorp Incorporated (Name) 311 North Carson Street, Suite 208 (Street Address) · Carson City (City) · NEVADA · 89701 (Zip Code) Optional Mailing Address · City · State · Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 · Par value: $ .001 · Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if more than 3 directors/trustees)	1. Louis J. Paulson (Name) 865 Saugerties St. (Street Address) · San Diego (City) · CA (State) · 92154 (Zip Code) 2. James L. Cartmill (Name) 1479 Canoe Creek Way (Street Address) · Chula Vista (City) · CA (State) · 91915 (Zip Code) 3. Robert J. Bliss, C.P.A. (Name) 5735 Springer Ln (Street Address) · Bonita (City) · CA (State) · 91902 (Zip Code)
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: any lawful activity within or outside the State of Nevada
6. Names, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Wade Huettel c/o Business Consulting Group Unlimited, Inc (Name) · [signature] (Signature) 580 Second Street, Suite 102 (Address) · Encinitas (City) · CA (State) · 92024 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company · 10-19-04 (Date)

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 09/29/03

ARTICLES OF INCORPORATION
OF

ALPHA NUTRACEUTICALS, INC.
(A Nevada Corporation)

ARTICLE 1.

Company Name

1.1 The name of this corporation is Alpha Nutraceuticals, Inc.

ARTICLE 2.

Duration

2.1 The corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE 3.

Principal Office

3.1 The name and address of its Resident Agent is Paracorp, Inc., 318 North Carson Street, Suite 208, Carson City, Nevada 89701.

ARTICLE 4.

Purpose

4.1 The purpose for which the corporation is organized is to engage in any lawful activity within or outside the State of Nevada.

4.2 The corporation may also maintain offices at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders may be held outside the State of Nevada with the same effect as if in the State of Nevada.

ARTICLE 5.

Board of Directors

5.1 Number. The board of directors of the Corporation shall consist of such number of persons, not less than one and not to exceed 10, as shall be determined in accordance with the bylaws from time to time.

5.2 The name and address of the first members of the Board of Directors is as follows:

Louis J. Paulsen
865 Saugerties St.
San Diego, CA 92154
(619) 857-1938

James L. Cartmill
1479 Canoe Creek Way
Chula Vista, CA 91915
(619) 421-8126

Robert J. Bliss, C.P.A.

5735 Sprinter Ln
Bonita, CA 91902
(619) 479-4636

Howard A. Gutzmer
4335 Grace Rd
Bonita, CA 91902
(619) 479-0977

Colin J. Kelly
310 Surey Dr.
Bonita, CA 91902
(619) 470-7020

ARTICLE 6.

Capital Stock

6.1 Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is one hundred million (100,000,000) shares, consisting of (a) ninety five million (95,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (b) five million (5,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted and restrictions imposed upon the shares of each class are as follows:

6.2 Common Stock. Each share of Common Stock shall have, for all purposes one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders' meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

6.3 Preferred Stock. The Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock:

(a) may have such voting powers, full or limited, or may be without voting powers;

(b) may be subject to redemption at such time or times and at such prices as determine by the Board of Directors;

(c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments;

(f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

ARTICLE 7.

No Further Assessments

7.1 The capital stock, after the amount of the subscription price determine by the board of directors has been paid in money, property, or services, as the Directors shall determine, shall be subject to no further assessment to pay the debts of the corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefore, so as to amend, modify or rescind this Article 7.

ARTICLE 8.

No Preemptive Rights

8.1 Except as otherwise set forth herein, none of the shares of the Corporation shall carry with them any preemptive right to acquire additional or other shares of the corporation and no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

ARTICLE 9.

No Cumulative Voting

9.1 There shall be no cumulative voting of shares.

ARTICLE 10.

Election Not to be Governed By Provisions of NRS 78.411 to 78.444.

10.1 The Corporation, pursuant to NRS 78.434, hereby elects not to be governed by the provisions of NRS 78.411 to 78.411, inclusive.

ARTICLE 11.

Indemnification of Officers and Directors

11.1 The Corporation shall indemnify its directors, officers, employee, fiduciaries and agents to the fullest extent permitted under the Nevada Revised Statutes.

11.2 Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

11.3 Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

11.4 The private property of the Stockholders, Directors and Officers shall not be subject to the payment of corporate debts to any extent whatsoever.

11.5 No director, officer or shareholder shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate nor limit in any way the liability of a director or officer for:

(a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or

(b) The payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

ARTICLE 12.

Incorporator

12.1 The name and address of the incorporator of the Corporation are as follows:

Wade D. Huettel
Business Consulting Group Unlimited, Inc.
580 Second Street, Suite 102
Encinitas, CA 92024

IN WITNESS WHEREOF, we have hereunto set my hand this ____th day of _______, 2004, hereby declaring and certifying that the facts stated hereinabove are true.

____
Wade D. Huettel
Incorporator

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

350
FILED # C28405-04

DEC 15 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.

Alpha Nutraceuticals, Inc.
Name of merging entity

California — Jurisdiction
Corporation — Entity type *

Name of merging entity

Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

and,

Alpha Nutraceuticals, Inc.
Name of surviving entity

Nevada — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLE IV
GENERAL

Section 4.1 COVENANTS OF ALPHA NEVADA. Alpha Nevada covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) file any and all documents with the California Franchise Tax Board necessary for the assumption by Alpha Nevada of all of the franchise tax liabilities of Alpha California;

(b) file the Nevada Certificate with the Secretary of State of the State of Nevada;

(c) file a certified copy of the Nevada Certificate with the Secretary of State of the State of California; and

(d) take all such other actions as may be required by the NRS and the COCL to effect the Merger.

Section 4.2 COVENANTS OF ALPHA CALIFORNIA. Alpha California covenants and agrees that it will, on or before the Effective Date of the Merger, take all such other actions as may be required by the NRS and the COCL to effect the Merger.

Section 4.3 FURTHER ASSURANCES. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Alpha California such deeds and other instruments, and there shall be taken or caused to be taken by the Surviving Corporation and Alpha California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by the Surviving Corporation, the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Alpha California and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Alpha California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

Section 4.4 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Alpha California or Alpha Nevada, or both, notwithstanding the approval of this Agreement by the shareholders of Alpha California or the sole stockholder of Alpha Nevada or both.

Section 4.5 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Nevada and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not, unless approved by the stockholders as required by law:

(a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms and conditions of this Agreement, if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

Section 4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at ______________________________.

Section 4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Nevada and, so far as applicable, the merger provisions of the COCL.

Section 4.8 COUNTERPARTS. This Agreement may be executed in counterparts (including by facsimile), each of which shall be deemed to be an original and all of which, together, shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

ALPHA NUTRACEUTICALS, INC.
a California corporation

By:____________________
Name:
Title:

ALPHA NUTRACEUTICALS, INC.
a Nevada corporation

By:____________________
Name:
Title:

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

[illegible]

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.190):

Attn: Mark L. Baum

c/o: BCGU

580 Second Street, Suite 102

Encinitas CA 92024

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from:

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

and, or;

____
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

[illegible]

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Alpha Nutraceuticals, Inc.
Name of merging entity, if applicable

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

and, or,

Alpha Nutraceuticals, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

[illegible]

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

____
Name of *surviving* entity, if applicable

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

____

____

____

____

____

6) Location of Plan of Merger (check a or b):

X (a) The entire plan of merger is attached.

or,

_____ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** December 14, 2004

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

6) Signatures – Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

Alpha Nutraceuticals, Inc.
Name of merging entity

[signature] President & CEO 12/14/04
Signature Title Date

Name of merging entity

Signature Title / / Date

Name of merging entity

Signature Title / / Date

Name of merging entity

Signature Title / / Date

Alpha Nutraceuticals, Inc.
Name of surviving entity

[signature] President & CEO 12/14/04
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

Copy

AGREEMENT AND PLAN OF MERGER

ALPHA NUTRACEUTICALS, INC.
(a Nevada Corporation)

AND

ALPHA NUTRACEUTICALS, INC.
(a California Corporation)

THIS AGREEMENT AND PLAN OF MERGER, dated as of Oct. 25, 2004 (the "Agreement"), is made by and between Alpha Nutraceuticals, Inc., a Nevada corporation ("Alpha Nevada"), and Alpha Nutraceuticals, Inc., a California corporation ("Alpha California"). Alpha Nevada and Alpha California are sometimes referred to herein as the "Constituent Corporations."

RECITALS:

WHEREAS, Alpha California is a corporation duly organized and existing under the laws of the State of California. On the date hereof, the total number of shares of common stock, $0.001 par value, of Alpha California (the "Alpha California Common Stock"), authorized is 50,000,000, and the there are no shares of Preferred Stock of Alpha California (the "Alpha California Preferred Stock") authorized. As of October 21, 2004, there were 4,157,049 shares of Alpha California Common Stock issued and outstanding, and no shares of Alpha California Preferred Stock were issued and outstanding.

WHEREAS, Alpha Nevada is a corporation duly organized and existing under the laws of the State of Nevada. On the date hereof, the total number of shares of common stock, $0.001 par value, of Alpha Nevada (the "Alpha Nevada Common Stock") authorized is 45,000,000, and the total number of shares of Preferred Stock authorized is 5,000,000, $0.001 par value (the "Alpha Nevada Preferred Stock"). The Alpha Nevada Preferred Stock is undesignated as to series, rights, preferences, privileges, or restrictions. As of the date hereof, 100 shares of Alpha Nevada Common Stock were issued and outstanding, all of which were held by Alpha California, and no shares of Alpha Nevada Preferred Stock were issued and outstanding.

WHEREAS, Alpha Nevada is a wholly owned subsidiary of Alpha California.

WHEREAS, the Board of Directors of Alpha California has determined that, for the purpose of effecting the reincorporation of Alpha California in the State of Nevada, it is advisable and in the best interests of Alpha California and its shareholders that Alpha California merge with and into Alpha Nevada upon the terms and conditions provided herein.

WHEREAS, the Merger (as hereinafter defined) is intended to qualify as reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Alpha Nevada and Alpha California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I
MERGER

Section 1.1 <u>MERGER</u>. In accordance with the provisions of this Agreement, the Nevada Revised Statutes (the "NRS") and the California General Corporation Law (the "CGCL"), Alpha California shall be merged with and into Alpha Nevada (the "Merger"), the separate existence of Alpha California shall cease, and Alpha Nevada shall survive the Merger and shall continue to be governed by the laws of the State of Nevada. Alpha Nevada shall be, and is sometimes referred to herein as, the "Surviving Corporation."

Section 1.2 FILING AND EFFECTIVENESS. The Merger shall become effective upon the completion of the following actions:

(a) this Agreement and the Merger shall have been adopted and approved by each Constituent Corporation in accordance with the requirements of the NRS and the CGCL;

(b) all of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c) an executed Certificate of Merger and Certificate of Ownership meeting the requirements of the NRS shall have been filed with the Secretary of State of the State of Nevada (the "Nevada Certificate"); and,

(d) a certified copy of the Nevada Certificate of Merger and Certificate of Ownership shall have been filed with the Secretary of State of the State of California.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

Section 1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Alpha California shall cease and Alpha Nevada, as the Surviving Corporation shall:

(a) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger;

(b) be subject to all actions previously taken by its and Alpha California's Boards of Directors;

(c) succeed, without other transfer, to all of the assets, rights, powers and property of Alpha California in the manner more fully set forth in Section 1110(a) of the NRS;

(d) continue to be subject to all of the debts, liabilities and obligations of Alpha Nevada as constituted immediately prior to the Effective Date of the Merger; and

(e) succeed, without other transfer, to all of the debts, liabilities and obligations of Alpha California in the same manner as if Alpha Nevada had itself incurred them, all as more fully provided under the applicable provisions of the NRS and the CGCL.

ARTICLE II
CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

Section 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Alpha Nevada, as in effect immediately prior to the Effective Date of the Merger, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

Section 2.2 BY-LAWS. The By-Laws of Alpha Nevada, as in effect immediately prior to the Effective Date of the Merger, shall continue in full force and effect as the By-Laws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

Section 2.3 DIRECTORS AND OFFICERS. The directors and officers of Alpha California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the By-Laws of the Surviving Corporation.

ARTICLE III
MANNER OF CONVERSION OF STOCK

Section 3.1 ALPHA CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of Alpha California Common Stock, issued and outstanding immediately prior thereto, by virtue of the Merger and without any action by either of the Constituent Corporations, the holder of such shares or any other person, shall be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock of the Surviving Corporation.

Section 3.2 ALPHA NEVADA COMMON STOCK. Upon the Effective Date of the Merger, each share of Alpha Nevada Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Alpha Nevada, the holder of such shares or any other Person, be cancelled and returned to the status of authorized but unissued shares.

Section 3.3 EXCHANGE OF CERTIFICATES.

(a) Corporations or their shareholders, (i) each share of the Common Stock of Alpha California issued and outstanding immediately prior thereto shall be converted into shares of fully paid and nonassessable shares of the Common Stock of Alpha Nevada at a ratio of one to one (1:1), each share of Common Stock of Alpha Nevada issued and outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares, and (ii) each share of the Preferred Stock of Alpha California issued and outstanding immediately prior to thereto shall be converted into shares of fully paid and nonassessable shares of Preferred Stock of Alpha Nevada at a ratio of one-to-one (1:1), each share of Preferred Stock of Alpha Nevada issued and outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares.

(b) The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by, such outstanding certificate as provided above.

(c) Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Alpha California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

(d) If any certificate for shares of the Surviving Corporation stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof: (i) that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer; (ii) that such transfer otherwise be proper and comply with applicable securities laws; and (iii) that the person requesting such transfer pay to the Surviving Corporation or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C-28405-04

JAN 2 7 2005

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Alpha Nutraceuticals, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I is amended to read as follows:

The name of this Corporation is Alpha Nutra, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: more than 75%

4. Effective date of filing (optional): 1/18/05 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ______________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
	20070318302-46
Ross Miller	Filing Date and Time
Secretary of State	05/07/2007 8:40 AM
State of Nevada	Entity Number
	C28405-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Alpha Nutra, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows:

"Article I: The name of the corporation is China Broadband, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 71%

4. Effective date of filing (optional): 5/4/07
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE

(INCLUDING AMENDMENTS)

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporation soles, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify, that the following is a list of all organizational documents on file in this office for

CHINA BROADBAND, INC.

Articles of Incorporation for ALPHA NUTRAEUTICALS, INC. filed October 19, 2004.

Articles of Merger filed December 15, 2004.

Certificate of Amendment to Articles of Incorporation changing name to ALPHA NUTRA, INC. filed January 27, 2005.

Certificate of Amendment to Articles of Incorporation changing name to CHINA BROADBAND, INC. filed May 7, 2007.

SECRETARY OF STATE

STATE OF NEVADA

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, **CHINA BROADBAND, INC.**, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since October 19, 2004, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 31, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk